UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 11, 2019
AnaptysBio, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37985	20-3828755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10421 Pacific Center Court, Suite 200
San Diego, CA 92121
(Address of Principal Executive Offices, and Zip Code)

(858) 362-6295
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ANAB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On June 11, 2019, AnaptysBio, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders and the following proposals were adopted:

1.
Election of two Class II directors, Hamza Suria, M.B.A. and J. Anthony Ware, M.D., each to serve a three-year term, which will expire at the 2022 Annual Meeting of Stockholders or until such time as their respective successors have been duly elected and qualified:

Nominees	Shares For	Shares Withheld/Abstaining	Broker Non-Votes
Hamza Suria, M.B.A.	20,332,167	4,029,685	1,185,907
J. Anthony Ware, M.D.	17,570,513	6,791,339	1,185,907

2.	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019:

Shares For	Shares Against	Shares Withheld/Abstaining	Broker Non-Votes
25,298,168	27,128	222,463	—

3.     Non-binding, advisory approval of compensation paid to the Company’s named executive officers:

Shares For	Shares Against	Shares Withheld/Abstaining	Broker Non-Votes
23,974,635	164,204	223,013	1,185,907

4.	Non-binding, advisory vote on the frequency of future voting on the non-binding advisory vote on compensation paid to the Company’s named executive officers:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
24,292,351	13,524	53,040	—	1,188,844

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AnaptysBio, Inc.

Date: June 11, 2019                By:    /s/ Dominic Piscitelli

Name: Dominic Piscitelli
Title: Chief Financial Officer